SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2008

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5599 San Felipe, 17th Floor, Houston, Texas 77056

42, rue Saint-Dominique, Paris, France 75007

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On April 9, 2008, the stockholders of Schlumberger Limited (Schlumberger N.V.), a Netherlands Antilles corporation (“Schlumberger”), approved the adoption of the Schlumberger 2008 Stock Incentive Plan (the “2008 Plan”). The 2008 Plan provides for the grant to Schlumberger employees of stock options, restricted stock and restricted stock units covering up to 10,000,000 shares of common stock. No more than 1,500,000 shares are available for grants of restricted stock or restricted stock units. The 2008 Plan was approved by Schlumberger’s Board of Directors on January 17, 2008, subject to stockholder approval, and is effective as of that date.

A description of the terms of the 2008 Plan can be found in Schlumberger’s definitive proxy statement for the 2008 Annual General Meeting of Stockholders held on April 9, 2008, which was filed with the Securities and Exchange Commission on February 29, 2008. The section of the definitive proxy statement entitled “3. Approval of the Schlumberger 2008 Stock Incentive Plan” is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Schlumberger 2008 Stock Incentive Plan (incorporated by reference to Appendix 1 to Schlumberger’s definitive proxy statement for the 2008 Annual General Meeting of Stockholders held on April 9, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: April 14, 2008